MercadoLibre, Inc. Fourth Quarter 2022 Letter to Shareholders
Net Revenues of $3.0 billion up 56.5% year-over-year on an FX neutral basis
Income from operations of $349 million, with a 11.6% margin
$36.0 billion Total Payment Volume, up 80.0% year-over-year on an FX neutral basis
$9.6 billion Gross Merchandise Volume, up 34.7%  year-over-year on an FX neutral basis
MONTEVIDEO, Uruguay, February 23, 2023 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended December 31, 2022.
To our Shareholders
The end of the fourth quarter of 2022 brought a highly successful year to a close. Over the last 12 months, we have processed more than $100bn in payments, booked over $10bn of net revenues, shipped more than 1bn items through Mercado Envios, and surpassed $1bn of Income from operations, all for the first time in our history. These major milestones confirm a successful and transformational multi year period for MercadoLibre.

Over the last three years, we have built a GMV base that is 2.5x larger than in 2019 and continues to grow, we have ramped-up a logistics network with world-class delivery speeds (GMV delivered within 48 hours rose from an average of 44% in 2019 to almost 80% in 2022) and we have strengthened the other key pillars of our Commerce value proposition: assortment, price and service. The much-increased scale gained through this three year period solidifies our position as Latin America’s e-commerce leader. It also positions us well to continue to capitalize on the growth opportunity of the offline to online shift in retailing across the region.

During the same three year period we have also grown our TPV more than 4x, and our Fintech revenues nearly 5x, making our Fintech business a major contributor to our top and bottom line growth. At the same time, we have launched a full suite of products and services that extends our original payments offering to cards, credit, insurance and savings, amongst others. Although we still have more products to build, the launches of the last 18 months give us - for the first time - the critical mass of services that would enable our users to have their principal financial services relationship with Mercado Pago. Of our almost 44mn unique active Fintech users in Q4’22, more than half already utilize the wallet to make payments. These users are a natural (and growing) audience for us to cross-sell additional services and products in a unified and simple manner, and build towards achieving principality. Our competitive advantages in distribution and credit underwriting should support these cross-selling efforts.

Our market share of SMB Financial Services distribution is still low, with plenty of upside. In Brazil, we expect that our move “upmarket” to serve larger long tail merchants and the lower end of the SMB segment will continue to drive growth and market share gains. Mexico and Chile are both at an early stage of development, and we expect to be a protagonist in the expansion of SMB services in those markets.

As a consequence of the building blocks we have laid over this past period, we believe we are well-positioned to continue to drive growth and profit expansion in our businesses in the coming years. Our results in the fourth quarter provide a good example of how a combination of strong execution, increased scale, solid competitive advantages and appropriate long-term thinking can yield high growth and market share gains alongside robust profit increases.

Commerce
A strong performance in the fourth quarter rounded-off a great year for our Commerce business. Our FX-neutral GMV growth accelerated to 35% in Q4’22, with Brazil (22% FX-neutral GMV growth) and Mexico (28% FX-neutral GMV growth) driving the acceleration. Our Black Friday campaign in Brazil significantly outperformed a weak market and this was just one of the highlights in a year of major market share gains in several categories that was consistent across most geographies. These gains have been achieved not with silver bullets, but with consistent investment and execution around all aspects of our value proposition over an extended period.

We delivered a record-breaking El Buen Fin campaign in Mexico, placing the country as our fastest growing market in volume terms. This growth shows the traction we have achieved, with unique buyers growing above 20% year-on-year in 2022. These metrics reflect our strong competitive positioning, which helped us to extend our market leadership in Q4’22 in Mexico, and across most markets.

Argentina has shown weaker volume trends, with sold items growth decelerating for a third successive quarter, and falling into negative territory. Consumers’ budgets are facing headwinds from rising prices but, despite short-term pressures, profitability is strong and we remain confident in our long-term competitive position. Macroeconomic factors also continue to impact Chile, but we are pleased to see that our GMV growth has improved on a sequential basis, and our volume growth is back into positive territory.

Mercado Envios sustained its delivery speed leadership across the region, helping us to achieve the strong peak season GMV growth mentioned above. Mercado Envios also reached its highest ever level of fulfillment penetration of 43% in Q4’22, surpassing the previous record reached in Q4’21. Brazil saw a sequential increase in fulfillment, with penetration back to its peak level of 40%. Mexico and Chile reached new highs in fulfillment penetration. Our logistics teams have done a good job of mitigating external cost pressures through efficiencies and pricing, so even with the costs related to higher fulfillment penetration, our Q4’22 net shipping cost was broadly stable as a percentage of GMV, with a notable improvement in Mexico.

Mercado Ads continued to grow at a rapid pace in 2022 in all key geographies, with revenue as a percentage of GMV reaching 1.4% in Q4’22. This marks another consistent step in the business’ expansion, making the Ads business more than 5x larger than it was three years ago. This year has also been an important year in building-out our capabilities, supported by doubling the number of engineers allocated to the Ads business. This year’s technology deployments included our own Ad Server, which enables the automatic insertion of display advertising, targeting capabilities and an automated dashboard for real-time reporting for Display performance, as well as enhancements to the bidding process and placement logic of product ads. We have also made important progress in the development of our DSP (demand side platform), which we expect to launch in 2023 and will significantly upgrade our capabilities. All of these improvements are aligned with our strategy to build a complete Ad Tech platform in Latin America.

Fintech
Momentum in our Fintech business remains strong. Our unique active fintech users reached almost 44mn in Q4’22, rising 27% year-on-year, whilst TPV grew at 45% in US dollars and 80% on an FX-neutral basis. A strong off-platform performance in Q4’22, with growth of 58% in US dollars and 121% on an FX-neutral basis, took our quarterly off-platform TPV over $25bn for the first time. This is a big accomplishment, placing us on an annualized run rate of over $100bn, but this is just the latest milestone on a path that has much further to run.

One of the main ambitions on that path is to achieve principality amongst the portion of our user base where our distribution and underwriting capabilities enable us to offer a strong value proposition. One of the keys to unlocking principality is being able to offer the products and services that satisfy our users’ day-to-day needs. After 12 to 18 months of product development and deployment, we now have the tools in place to shift Mercado Pago from being mainly a payments wallet to a full-service digital account for our users. In Q4’22, the average number of products being used by our Digital Account customers continued to rise. We are already seeing this fast growth translating to profitability in Argentina.

In Brazil and Mexico, the Credit Card will have an important role to play in achieving the aforementioned principality, given the product’s value to consumers for their day-to-day needs. Through the second half of 2022, we have seen a significant improvement in the performance of our Credit Card business after the slowdown of new card issuance in the first half. Our underwriting has improved, although the latest cohorts remain small, so we have further to go before being comfortable to re-accelerate. That said, we are pleased with our progress, and we expect to launch in Mexico in 2023.

Mercado Credito as a whole continued to deliver strong results in Q4’22 with a period-end portfolio of $2.8bn and IMAL spread of 48%. This was the highest spread achieved in 2022, a function of adjustments to our APRs, broadly flat originations (which means slower formation of new provisions than earlier in the year), a larger mix of lower risk cohorts in all markets, and better asset quality. The steps that we took in mid-2022 to mitigate the risks of a weaker lending environment - particularly in Brazil - have worked as intended and, as a result, our early <90-day NPL improved sequentially to 10% in Q4’22 and was broadly stable year-on-year. Brazil made a notable contribution to this improvement in both the Consumer and Credit Card books. Looking at the year as a whole, we are pleased to have been able to strike a good balance between risk management, profitability and growth at Mercado Credito. Nevertheless, we remain alert to the short-term headwinds that the business faces, and we will maintain a cautious posture until we are confident that the cycle has turned.

Our POS business has played an important role in our achievement of surpassing $25bn in quarterly off-platform TPV, with growth of 61% in US dollars and 78% on an FX-neutral basis in Q4’22. We have seen strong and consistent growth trends in MPOS throughout the year in our four largest markets. Mexico and Chile have performed particularly well (albeit from relatively low bases), and we see significant growth potential in these markets, which are still at an early stage of development. Brazil has also performed well in 2022, with our move “upmarket” to serve medium- and large-sized long tail merchants and the lower end of the SMB segment, making a major contribution to TPV expansion and strong growth in TPV per device. This has put some pressure on the take rate, but given that larger merchants transact much more frequently, revenue is highly accretive.

Our Online Payments business also delivered consistent levels of growth in 2022, and in the fourth quarter, FX neutral TPV growth was stable in Brazil and accelerated in Mexico and Argentina. Within our Online Payments business, the Big Company category showed the fastest rate of growth, highlighting our ability to serve merchants of all sizes with our variety of services.

Consolidated Results
A strong finish to the year took our full-year revenue past $10bn and our income from operations past $1bn, both new records. We are particularly pleased to have been able to deliver an attractive combination of growth and profitability throughout the year, alongside strong operational KPIs and market share gains, all whilst sustaining a high level of investment in new products and technologies.

In Q4’22, we generated $3.0bn of net revenues, growing year-on-year at 56.5% on an FX-neutral basis, and 41% in US dollars. Our Commerce business contributed almost $1.7bn to this figure, with 36% FX-neutral growth, whilst our Fintech operations delivered over $1.3bn of net revenues, with 93% FX-neutral growth. Our Commerce take rate rose by 20bps year-on-year, primarily due to a higher penetration of advertising. Our Fintech take rate rose significantly year-on-year, supported by Mercado Credito’s revenue of $560mn, growing 88% year-on-year, and repricing in the Acquiring business. On a sequential basis, the Fintech take rate declined slightly due to a lower level of credit revenue relative to TPV, but there was a small increase in the take rate of the other revenue streams within Fintech.

Our Q4’22 income from operations reached $349mn, rising from $24mn in Q4’21, with a margin of 11.6% over net revenues. Part of the negative impact on margins from fourth quarter seasonality in our Commerce business was offset by our continuous improvement in how to manage the promotional season, and with more efficiency in logistics and promotional spending. We also delivered higher margins in most geographies as a result of a stronger-than-expected performance in Fintech, which was driven by significant profit growth in our Acquiring business, record results from Mercado Credito, and a notable reduction of losses in our Wallet and Digital Account operations. In other words, the quarter’s major improvement in profitability was driven by a combination of operating leverage on continued top line growth, strong execution and a clear focus on cost efficiency across the business.
We generated $165mn of net income in Q4’22, including a $64mn net foreign currency loss and an unusually high tax charge of $144mn. The principal driver of this high tax charge was the recognition of the deferred tax liabilities of the FIDCs that fund our credit business. In 2022, our net income reached $482mn, rising from $83mn in 2021, underlining our commitment to profitable growth. Cash flow from operations for the year reached $2,940mn, and total cash and cash equivalents ended the year at $1,910mn, alongside an improvement in our leverage ratios.

Looking Ahead
After a year of successfully navigating macroeconomic instability across the region and delivering on our promise of sustainable and sequential growth in profit dollars, we are confident in Mercado Libre’s growth potential in the coming years. We will continue to develop competitive advantages through technology so that we are best placed to capitalize on the growth opportunities in Commerce and Fintech across Latin America. Our technology investment has more than doubled over the last two years, and this gives us more resources than ever to pursue those growth opportunities.

In the short-term, we are operating in a fast-changing competitive landscape in Brazil. Our teams have, as always, been active in ensuring that Mercado Libre is positioned as a natural home for consumers and merchants seeking commerce and fintech solutions for their daily needs.

For the long-term, we remain as optimistic as ever about the fundamentals of our business, and we are confident that the best is yet to come.

The following table summarizes certain key performance metrics for twelve and three-month periods ended December 31, 2022 and 2021.

	Year Ended December 31, (*)		Three Months Ended December 31, (*)
(in millions)	2022	2021	2022	2021
Other data:
Unique Active Users	148	140	97	82
Gross merchandise volume	34,449	28,351	9,615	7,957
Number of successful items sold	1,147	1,014	321	288
Number of successful items shipped	1,105	962	311	276
Total payment volume	123,633	77,371	35,951	24,244
Total volume of payments on marketplace	36,281	29,078	10,101	8,187
Total payment transactions	5,470	3,255	1,677	1,029
Capital expenditures	455	630	112	196
Depreciation and amortization	403	204	122	67
(*)Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Growth Rates by Quarter

Consolidated Net Revenues	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
Brazil	51%	63%	53%	35%	36%
Argentina	47%	74%	62%	72%	50%
Mexico	92%	58%	65%	60%	55%

Commerce	56%	40%	23%	20%	22%
Fintech	70%	108%	113%	94%	73%

Gross Merchandise Volume	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
Brazil	19%	29%	28%	20%	29%
Argentina	21%	43%	33%	35%	13%
Mexico	31%	20%	30%	22%	35%

Total Payment Volume	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
On-Platform	21%	26%	25%	22%	23%
Off-Platform	79%	103%	105%	71%	58%

Year-over-year Local Currency Growth Rates by Quarter

Consolidated Net Revenues	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
Brazil	61%	55%	42%	35%	28%
Argentina	84%	110%	104%	140%	143%
Mexico	96%	59%	66%	62%	46%

Commerce	67%	44%	23%	33%	36%
Fintech	81%	113%	107%	115%	93%

Gross Merchandise Volume	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
Brazil	23%	23%	19%	20%	22%
Argentina	53%	73%	66%	87%	83%
Mexico	33%	21%	30%	23%	28%

Total Payment Volume	Q4’21	Q1’22	Q2’22	Q3’22	Q4’22
On-Platform	32%	48%	42%	39%	44%
Off-Platform	97%	139%	135%	122%	121%

Conference Call and Webcast
The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on February 23, 2023, at 5:00 p.m. Eastern Time. To participate in our conference call, investors, analysts, and the market in general may access the following link at https://register.vevent.com/register/BI8c9c2828ad0f442da9feaf903a3c4106 to be provided with the dial-in number and personal pin code to join the conference call. Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics
Unique Fintech User – Users who engage in at least one of the following services within the quarter: wallet payments online, in app or in store; transfers; withdrawals; consumer or merchant credit borrowers; card users; fintech sellers; and fintech active products such as asset management and insurtech users.
Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2021 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained stable. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.
Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.
Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.
Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.
Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.
MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.
Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services.
Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.
Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.
Successful items shipped – Measure of the number of items that were shipped through our shipping service.
Local Currency Growth Rates – Refer to FX Neutral definition.
Net income margin – Defined as net income as a percentage of net revenues.
Operating margin – Defined as income from operations as a percentage of net revenues.
IMAL (Interest Margins After Losses) – IMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts, and expressed as a percentage of the outstanding portfolio.

About MercadoLibre
Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America based on unique visitors and orders processed, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.
The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.
For more information about the Company visit: http://investor.mercadolibre.com.
The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0
Forward-Looking Statements
Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s of our upcoming annual report on Form 10-K for the year ended December 31, 2022, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc. - Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021
(In millions of U.S. dollars, except par value)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,910	$2,585
Restricted cash and cash equivalents	1,453	1,063
Short-term investments ($1,219 and $602 held in guarantee)	2,339	810
Accounts receivable, net	130	98
Credit card receivables and other means of payments, net	2,946	1,839
Loans receivable, net of allowances of $1,074 and $408	1,704	1,199
Prepaid expenses	38	40
Inventories	152	253
Customer crypto-assets safeguarding assets	15	—
Other assets	266	288
Total current assets	10,953	8,175
Non-current assets:
Long-term investments	322	89
Loans receivable, net of allowances of $30 and $27	32	61
Property and equipment, net	993	807
Operating lease right-of-use assets	656	461
Goodwill	153	148
Intangible assets, net	25	45
Deferred tax assets	346	181
Other assets	256	134
Total non-current assets	2,783	1,926
Total assets	$13,736	$10,101

Liabilities
Current liabilities:
Accounts payable and accrued expenses	1,393	1,036
Funds payable to customers	3,454	2,393
Amounts payable due to credit and debit card transactions	483	337
Salaries and social security payable	401	313
Taxes payable	414	291
Loans payable and other financial liabilities	2,131	1,285
Operating lease liabilities	142	92
Customer crypto-assets safeguarding liabilities	15	—
Other liabilities	129	90
Total current liabilities	8,562	5,837
Non-current liabilities:
Amounts payable due to credit and debit card transactions	5	4
Loans payable and other financial liabilities	2,627	2,233
Operating lease liabilities	514	372
Deferred tax liabilities	106	62
Other liabilities	95	62
Total non-current liabilities	3,347	2,733
Total liabilities	$11,909	$8,570

Commitments and contingencies
Equity
Common stock, $0.001 par value 110,000,000, shares authorized 50,257,751 and 50,418,980 shares issued and outstanding	—	—
Additional paid-in capital	2,309	2,439
Treasury stock	(931)	(790)
Retained earnings	913	397
Accumulated other comprehensive loss	(464)	(515)
Total Equity	1,827	1,531
Total Liabilities and Equity	$13,736	$10,101

MercadoLibre, Inc.
Consolidated Statements of Income
For twelve and three-month periods ended December 31, 2022 and 2021
(In millions of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021
Net service revenues	$9,442	$6,149	$2,676	$1,783
Net product revenues	1,095	920	326	347
Net revenues	10,537	7,069	3,002	2,130
Cost of net revenues	(5,374)	(4,064)	(1,544)	(1,277)
Gross profit	5,163	3,005	1,458	853

Operating expenses:
Product and technology development	(1,099)	(590)	(325)	(179)
Sales and marketing	(1,296)	(1,074)	(380)	(338)
Provision for doubtful accounts	(1,073)	(435)	(228)	(164)
General and administrative	(661)	(465)	(176)	(148)
Total operating expenses	(4,129)	(2,564)	(1,109)	(829)
Income from operations	1,034	441	349	24

Other income (expenses):
Interest income and other financial gains	265	138	123	54
Interest expense and other financial losses (*)	(321)	(229)	(100)	(54)
Foreign currency losses, net	(198)	(109)	(64)	(57)
Net income before income tax expense	780	241	308	(33)

Income tax expense	(298)	(149)	(144)	(4)
Equity in earnings of unconsolidated entity	—	(9)	1	(9)
Net income (loss)	$482	$83	$165	$(46)
(*)Includes $49 million of loss on debt extinguishment and premium related to the 2028 Notes repurchase recognized in January 2021.

	Year Ended December 31,		Three Months Ended December 31
	2022	2021	2022	2021
Basic earning per share
Basic net income (loss)
Available to shareholders per common share	$9.57	$1.67	$3.28	$(0.92)
Weighted average of outstanding common shares	50,345,353	49,802,993	50,284,640	49,926,533
Diluted earning per share
Diluted net income (loss)
Available to shareholders per common share	$9.53	$1.67	$3.25	$(0.92)
Weighted average of outstanding common shares	51,335,621	49,802,993	51,274,909	49,926,533

MercadoLibre, Inc.
Consolidated Statements of Cash Flows
For the twelve months ended December 31, 2022 and 2021 (In millions of U.S. dollars)

	Year Ended December 31,
	2022	2021
Cash flows from operations:
Net income	$482	$83
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated entity	—	9
Unrealized foreign currency losses, net	411	91
Impairment of digital assets	12	9
Depreciation and amortization	403	204
Accrued interest income	(166)	(36)
Non cash interest expense, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	137	86
Provision for doubtful accounts	1,073	435
Results on derivative instruments	66	—
Settlement of the call option	—	(11)
Stock-based compensation expense - restricted shares	1	1
LTRP accrued compensation	84	89
Deferred income taxes	(97)	(29)
Changes in assets and liabilities:
Accounts receivable	(71)	(26)
Credit card receivables and other means of payments	(1,084)	(1,063)
Prepaid expenses	3	(13)
Inventories	114	(142)
Other assets	(90)	(175)
Payables and accrued expenses	449	380
Funds payable to customers	1,044	808
Amounts payable due to credit and debit card transactions	128	309
Other liabilities	(82)	(79)
Interest received from investments	123	35
Net cash provided by operating activities	2,940	965
Cash flows from investing activities:
Purchases of investments	(12,694)	(7,371)
Proceeds from sale and maturity of investments	11,023	7,801
Payments for acquired businesses, net of cash acquired	—	(51)
Capital contributions in joint ventures	—	(5)
Receipts from settlements of derivative instruments	1	6
Payments from settlements of derivative instruments	(45)	(20)
Purchases of intangible assets	(1)	(36)
Changes in principal loans receivable, net	(1,701)	(1,348)
Investments of property and equipment	(454)	(573)
Net cash used in investing activities	(3,871)	(1,597)
Cash flows from financing activities:
Purchase of convertible note capped calls	—	(101)
Exercise of Convertible Notes	—	(3)
Payments on repurchase of the 2028 Notes	—	(1,865)
Unwind of convertible note capped calls	—	397
Proceeds from loans payable and other financial liabilities	17,017	9,262
Payments on loans payable and other financing liabilities	(15,933)	(6,782)
Payments of finance lease obligations	(20)	(17)
Common Stock repurchased	(148)	(486)
Proceeds from issuance of common stock, net	—	1,520
Net cash provided by financing activities	916	1,925
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(270)	(153)
Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents	(285)	1,140
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year	3,648	2,508
Cash, cash equivalents, restricted cash and cash equivalents, end of the year	$3,363	$3,648

Financial results of reporting segments

	Three Months Ended December 31, 2022
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)
Net revenues	$1,532	$713	$607	$150	$3,002
Direct costs	(1,245)	(420)	(504)	(133)	(2,302)
Direct contribution	287	293	103	17	700

Operating expenses and indirect costs of net revenues					(351)
Income from operations					349

Other income (expenses):
Interest income and other financial gains					123
Interest expense and other financial losses					(100)
Foreign currency losses, net					(64)
Net Income before income tax expense					$308

	Three Months Ended December 31, 2021
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)
Net revenues	$1,127	$475	$392	$136	$2,130
Direct costs	(1,063)	(324)	(372)	(133)	(1,892)
Direct contribution	64	151	20	3	238

Operating expenses and indirect costs of net revenues					(214)
Income from operations					24

Other income (expenses):
Interest income and other financial gains					54
Interest expense and other financial losses					(54)
Foreign currency losses, net					(57)
Net loss before income tax expense					$(33)

Non-GAAP Measures of Financial Performance
To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.
This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from FX neutral non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. FX neutral non-GAAP measure has limitations in that it does not reflect the impact of foreign exchange as required by U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.
We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future. We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.
The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2021 and applying them to the corresponding months in 2022, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The comparative FX neutral measures were calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021 The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.
The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended December 31, 2022:

	Three-Month Periods Ended December 31,
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2022	2021	Percentage Change	2022	2021	Percentage Change
Net revenues	$3,002	$2,131	40.9%	$3,334	$2,131	56.5%
Cost of net revenues	(1,544)	(1,278)	20.8%	(1,677)	(1,278)	31.2%
Gross profit	1,458	853	70.9%	1,657	853	94.3%

Operating expenses	(1,109)	(830)	33.6%	(1,264)	(830)	52.3%
Income from operations	$349	$23	1417.4%	$393	$23	1585.3%
CONTACT: MercadoLibre, Inc.
 Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com